EXHIBIT 10.24
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                                 MUTUAL RELEASE

         THIS MUTUAL RELEASE (the "Release"), dated December 15, 1997, is between CIAO CUCINA CORPORATION ("Employer") and ROGER TAYLOR ("Employee").

                                    RECITALS:
                                    ---------

         WHEREAS, Employee was formerly employed by Employer pursuant to an Employment Agreement dated December 2, 1996, as amended (the "Agreement"); and

         WHEREAS, Employer and Employee wish to amicably terminate the Agreement on the terms contained herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The parties agree that the Agreement is hereby terminated effective the date hereof without further liability or obligation to either party, except for the agreements and obligations contained herein.

         2. Employee hereby resigns from his position as a Director and Officer of Employer as of the date hereof.

         3. Employer has herewith paid Employee $4,242.01, representing all accrued but unpaid salary through the date hereof, less applicable taxes, receipt of which Employee hereby acknowledges.

         4. Employer shall pay Employee as severance the full amount of base salary due him under the Agreement (without deduction for deferred salary) through the pay period ending March 15, 1998, when and as Employer pays payroll to employees generally. Employer shall continue to pay 100% of Employee's health insurance premium and 50% of family coverage for the months of January, February and March, 1998.

         5. Employee shall continue to have use of the automobile leased by Employer for Employee until March 15, 1998, at which time Employee shall, at his option: (a) assume the lease and provide Employer reasonable assurance that Employer has been released from any further obligation under the lease or other meaningful indemnification; (b) purchase the automobile such that Employer shall be released from any further obligation under the lease; or (c) return the automobile to Employer in the same condition the automobile is in on the date hereof, reasonable wear and tear excepted. Employee shall indemnify Employer and hold Employer harmless from and against any and all claims, causes of action, demands, debts, suits, duties, costs, liabilities, expenses and damages relating to Employee's use of the automobile from and after the date hereof, excluding only payments due under the lease which Employer has agreed to pay hereunder.



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EXHIBIT 10.24
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         6. Employee hereby releases and forever discharges Employer, and its shareholders, directors, officers and employees (current and former) from any and all claims, causes of action, demands, debts, suits, duties, costs, liabilities, expenses and damages arising prior to the date hereof, including but not limited to any claim under the Agreement or relating to his employment with the Company or termination thereof, and including such claims as may be known or unknown, contingent or otherwise, and as may now or hereafter exist, excluding only claims arising under this Release. Employee hereby represents and warrants that none of the claims which are the subject matter of the foregoing release has been assigned or transferred to any other person or entity.

         7. Employer hereby releases and forever discharges Employee from any and all claims, causes of action, demands, debts, suits, duties, costs, liabilities, expenses and damages arising prior to the date hereof, including but not limited to any claim under the Agreement or relating to his employment with the Company or termination thereof, and including such claims as may be known or unknown, contingent or otherwise, and as may now or hereafter exist, excluding only claims arising under this Release. Employer hereby represents and warrants that none of the claims which are the subject matter of the foregoing release has been assigned or transferred to any other person or entity.

         8. Each party warrants that before executing this Release, it has fully informed itself or himself of the terms and conditions hereof, that it or he has had the opportunity to seek the advice of legal counsel and that it or he has acted voluntarily and of its his own free will in executing this Release.

         9. This Release is entered into as a compromise and settlement of disputed claims and without any admission by any party of any liability or wrongdoing.

         10. Neither this Release, nor the subject matter, terms or any part hereof, nor the negotiations leading hereto nor discussions or communications, written or oral relating hereto or any part thereof, shall at any time for any reason be considered as an admission by any party that any other party has any valid claim, right, cause of action or demand against such party or had any loss, damage or injury as a result of any act of or omission by such party of any kind or nature, or that any of the subsequent claims or allegations of any party at any time had any validity or that any party at any time had any liability to any other party of any kind whatsoever.
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EXHIBIT 10.24
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         11. The parties agree to keep the substance of this Release strictly confidential and not to disclose its substance to any third party except those with a need to know after taking reasonable precautions to require such third parties to keep such information confidential. Employee further agrees that all Trade Secrets of the Employer are valuable, proprietary assets of Employer and Employer requires that its Trade Secrets be kept confidential and be used only for the benefit of Employer. Employee shall not, directly or indirectly, without the prior written consent of the President of Employer: (a) disclose any Trade Secrets of Employer learned by him to any party outside of Employer; (b) use any Trade Secrets of Employer learned by him for any purpose other than for the exclusive benefit of Employer; or (c) take with him any document or paper containing Trade Secrets of Employer. As used in this letter, the term "Trade Secrets" means all non-public information, plans, drawings, renderings, programs, client lists, vendor or supplier lists, and other technical, economic, financial and business data of Employer, and including all other items defined as Trade Secrets under Ohio law.

         12. Employer shall provide a positive recommendation promptly to any prospective employer inquiring about Employee. Each party agrees to refrain from making derogatory comments about the other, and to cooperate in transitioning Employee's responsibilities.

         13. Each party hereto expressly warrants and represents that none of the claims, causes of action, suits, demands, losses or damages, which are the subject matter hereof have been assigned or transferred to any other person or entity and, accordingly, each party hereto agrees to indemnify and hold each other party hereto harmless from any such claims of third parties claiming by, through or under the indemnifying party.

         14. This Release represents the entire agreement among the parties related to the subject matter hereof and supersedes all prior or contemporaneous agreements, including without limitation, the Agreement.

         15. This Release may not be changed, modified, discharged or abandoned, in whole or in part, except pursuant to the expressed written consents of both parties hereto.

         16. This Settlement Agreement shall be construed under and in accordance with the laws of the State of Ohio applicable to contracts entered into in Ohio by Ohio residents to be performed wholly in Ohio.

         17. This Release may be executed in counterparts which taken together shall constitute one binding agreement, not withstanding the fact that all parties have not signed the same copy.

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EXHIBIT 10.24
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         18. This Release shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the undersigned have executed this Release as of the date and year first set forth above.


Witnessed by:

/s/ Laura Robinson                     /s/ R. D. Taylor
----------------------------           -----------------------------------------
                                       Roger Taylor
/s/ Catherine C. Jetter
----------------------------
                                       CIAO CUCINA CORPORATION

/s/ CATHERINE C. JETTER                By: /s/ Carl A. Bruggemeier
----------------------------               -------------------------------------
                                            Carl A. Bruggemeier
/s/ SCOTT P. KADISH                         President
----------------------------